UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2004
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following release was issued by Caterpillar on October 13, 2004:

* * * * * * * * * * * * * * * * * * * * * * * * * * * * *

October 13, 2004

FOR IMMEDIATE RELEASE

Caterpillar Creates New Electric Power and
Specialty Industries Divisions

Rohner and Williams Elected Vice Presidents in Restructuring

Peoria, Ill. - Caterpillar Inc. (NYSE: CAT) announced today a restructuring resulting in two new divisions to provide executive leadership and greater focus to the growth sectors of electric power generation and specialty products. The Board named William J. Rohner a Caterpillar vice president to lead the new Electric Power Division. Current Vice President Donald G. Western will assume responsibility for the new Specialty Industries Division. To replace Western as leader of the Track-Type Tractors Division, the Board elected Robert T. Williams a Caterpillar vice president. All three moves are effective December 1, 2004.

The Electric Power Division will include the global design, packaging and marketing responsibilities for Caterpillar electric power generation products, including U.S. operations in Illinois and Georgia and international operations in Northern Ireland, India, China and Brazil. The Electric Power Division will include products branded with the FG Wilson, Olympian and Caterpillar names. The new division will also manage the important joint venture relationship with Eaton Corporation.

“The electric power industry is a tremendous growth opportunity, particularly in emerging markets. Bill Rohner brings the right mix of operations expertise, global business acumen and proven people skills to guide our global expansion in this industry,” said Chairman and CEO Jim Owens.

Rohner, 52, began his Caterpillar career in 1972 and held a number of manufacturing, accounting, business analysis and technical services positions. In 1995, he became operations manager for the remanufacturing facility in Corinth, Miss. He moved to Japan in 1996 as managing director of Shin Caterpillar Mitsubishi, Ltd., returning to the U.S. in 1998 for leadership positions in the Track-Type Tractors Division and Transmission Business Unit. In 2000, he assumed his current responsibility as managing director of Caterpillar Brasil Ltd.

“This restructuring also allows us to position ourselves to better manage profitable growth in the paving, forestry and work tools businesses. These areas represent unique challenges because customers require solutions tailored to their specific needs by application and region. Don Western offers both the experience and entrepreneurial spirit we need in this division to support dealers and serve customers with the right products at the right time,” said Owens.

Western, 56, joined the company in 1971 and held a variety of managerial positions in manufacturing and materials. He served as managing director of Caterpillar Belgium S.A. from 1990 to 1995. He was elected a vice president in 1995 and has had responsibility for Caterpillar's Engine Operations, Large Power Systems and Track-Type Tractor Divisions.

Williams, 56, is currently director of manufacturing research and development in Caterpillar’s Technology and Solutions Division. He began his Caterpillar career in 1966 as a machinist apprentice in East Peoria and went on to a series of leadership positions in manufacturing and technology.

“Bob has an exemplary knowledge of the manufacturing processes that will benefit our core machinery business in Track-Type Tractors. His leadership of Caterpillar’s Class A and Lean Initiatives has been instrumental in our drive for operational excellence. In this new role, I expect him to have a very positive impact on our order fulfillment initiative while maintaining the leading market position and furthering the values-based culture we’ve cultivated in our tractors division,” said Owens.

“Our people are among my top priorities, and building a team of engaged people begins with strong leadership. I believe the appointments we announced today demonstrate the worldwide bench strength of our leadership team and the diverse expertise and international experience they bring to our growing global business,” Owens concluded.

For more than 75 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2003 sales and revenues of $22.76 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, clean diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

For more information, contact:
Kelly Wojda
Corporate Public Affairs
(309)675-1307
wojda_kelly_g@cat.com

Biographical Information

Donald G. Western
Donald G. Western is vice president of Caterpillar Inc. with responsibility for the Track-Type Tractors Division. The division designs and markets the D6 through D11 track-type tractors as well as the four-model range of pipelayers.

Western began his career with the company in East Peoria Plant Operations in 1971. He built an extensive background in manufacturing and management serving as an assembly foreman, purchasing engineer and buyer, material requirements superintendent and factory superintendent in East Peoria, Ill. He also held leadership positions in Operations at Caterpillar’s Aurora, Ill., facility, including manufacturing manager, materials manager and materials requirements manager.

He advanced his international experience as managing director of Caterpillar Belgium S.A. from 1990 to 1995.

He was named a Caterpillar vice president in 1995, when he became head of Caterpillar’s Engine Operations. He also served as vice president with responsibility for Caterpillar's Large Engine Products and Fuel Systems Division. He assumed leadership of the Track-Type Tractors Division in 2002.

Western has a bachelor's degree from the University of Wisconsin-Eau Claire and a master's degree in Business Administration from the University of Missouri-Columbia. He is a graduate of Northwestern University's Advanced Executive Program and completed Brookings Institute's Inside Washington: Business & Public Policy Program.

He is on the Advisory Board of the Salvation Army-Heartland Division and Carter Machinery Board of Directors. He also serves as vice president of the Board for the Catholic Charities of the Diocese of Peoria and as chairman of the IHSA State Basketball Tournament Steering Committee.

William J. Rohner
William J. Rohner is currently managing director of Caterpillar Brasil Ltd. in Piracicaba.

He began his Caterpillar career in 1972 and held a number of manufacturing, accounting, business analysis and technical services positions in Illinois facilities, including East Peoria, Peoria (General Offices), Mossville and Aurora. In 1988, he became cost accounting manager in Joliet, Ill., and then, in 1989, factory engineering manager in East Peoria, Ill. In 1995, he became operations manager for the Caterpillar remanufacturing facility in Corinth, Miss.

He moved to Japan in 1996 as managing director of Shin Caterpillar Mitsubishi, Ltd., and returned to the U.S. in 1998 for leadership positions in the Track-Type Tractors Division and Transmission Business Unit. He assumed his current responsibility in 2000.

Rohner graduated with a Bachelor of Science degree in Industrial Engineering from Iowa State University in 1975. He earned an Executive M.B.A. from the University of Illinois in 1988.

He serves on the boards of directors for The Nature Conservancy of Brazil and The Tropical Forest Foundation. He is a former board member of AMCHAM, the American Chamber of Commerce-Brazil.

Robert T. Williams
Robert T. Williams is currently director of manufacturing research and development in Caterpillar’s Technology and Solutions Division.

He began his Caterpillar career in 1966 as a machinist apprentice in East Peoria. He became a shop foreman in 1974 and went on to a series of leadership positions in manufacturing and technology.
In 1989, he became a factory manager in the Track-Type Tractors Division. He moved to Decatur in 1993 to assume the role of technical resources manager in the Mining & Construction Equipment Division.

Williams became the general manager of Mapleton foundry operations for the Performance Engine Products Division in 1998. He was appointed director of manufacturing in the Operations Support and Technology Department of the Technical Services Division in 2002. He assumed his current role in 2003.

He graduated from Caterpillar’s Machinist Apprentice Program in 1970 and attended the Caterpillar Advanced Management Program in 1996. He completed the Global Management for Engineers Executive Program at the Carnegie Bosch Institute of Carnegie Mellon’s Tepper School of Business in 2003.

Williams is a member of the American Foundry Society and the Society of Manufacturing Engineers. He also serves on the Advisory Board of the Foundry Educational Foundation and is a member of the Visiting Committee on Advanced Technology for the National Institute of Standards and Technology, an agency of the U.S. Commerce Department.

*********************************************************************

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 13, 2004	By:	/s/ James B. Buda
James B. Buda
Vice President